EXHIBIT 10.67

TERMINATION AGREEMENT

          This TERMINATION AGREEMENT is entered into this December [30] , 2004, between VaxGen, Inc., a Delaware corporation (“VaxGen”), and Celltrion, Inc., a corporation organized under the laws of the Republic of Korea (“Celltrion,” and together with VaxGen, the “Parties,” and each a “Party”).

Recitals

          WHEREAS, the Parties are party to a Supply Agreement (the “Supply Agreement”), a License Agreement (the “License Agreement”), and a Sub-License Agreement (the “Sub-License Agreement”), each dated March 25, 2002 (collectively, the “Collateral Agreements”).

          WHEREAS, effective as of the date hereof, the Parties desire to terminate the Collateral Agreements in their entirety, including, without limitation, any provisions thereof that purport to survive a termination thereof, such that the Collateral Agreements shall no longer have any force or effect.

          NOW, THEREFORE, in consideration of the mutual premises, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending legally to be bound, hereby agree as follows:

Terms of Agreement

1.       Termination of Supply Agreement. The Parties hereby terminate the Supply Agreement in its entirety, including, without limitation, any provisions thereof that purport to survive a termination thereof, and agree that the Supply Agreement no longer has any force or effect.

2.       Termination of License Agreement. The Parties hereby terminate the License Agreement in its entirety, including, without limitation, any provisions thereof that purport to survive a termination thereof, and agree that the License Agreement no longer has any force or effect.

3.       Termination of Sub-License Agreement. The Parties hereby terminate the Sub-License Agreement in its entirety, including, without limitation, any provisions thereof that purport to survive a termination thereof, and agree that the Sub-License Agreement no longer has any force or effect.

4.       Termination of Other Agreements. The Parties hereby terminate any and all agreements or understandings, whether oral or written, entered into between them prior to the date hereof, in their entirety, including, without limitation, any provisions thereof that purport to survive a termination thereof, and agree that such agreements or understandings shall not longer have force or effect; provided, however, that this Section 4 shall not apply to (a) that certain

Assignment Agreement, dated as of March 25, 2002, between the Parties, and (b) the VCI Agreements (as defined below). As used herein, the term “VCI Agreements” shall mean any agreement or understanding, whether oral or written, between the Parties and relating to VaxGen-Celltrion, Inc., a California corporation (“VCI”), including, but not limited to, that certain Joint Venture Agreement dated June 7, 2002. The termination of the VCI Agreements shall be governed by a letter agreement (relating to the agreement by VaxGen to purchase shares of common stock of VCI, held by Celltrion) entered into between the Parties on even date herewith.

5.       Waiver and Release of Claims.

          5.1       Waiver and Release. Each Party hereby fully and forever releases and discharges the other Party, together with any and all of the other Party’s present or former agents, stockholders, directors, officers, employees, principals, successors and assigns (collectively the “Released Parties”), from and against any and all claims, actions, suits, causes of action, judgments, liens, promises, executions, debts, damages, demands, liabilities and controversies whatsoever, or every nature and description, in law or in equity, whether known or unknown and whether arising by statute, at common law or otherwise, which such Party ever had or now has against the Released Parties, from the beginning of the world to the date of this Agreement, and which arise out of, or relate to, any or all of the Collateral Agreements, including, but not limited to, for any inaccurate representation or breach of any warranty or covenant.

          5.2       Acknowledgement. Each Party represents and warrants to the other Party that it (a) has read and understands this Agreement, including the release set forth in Section 5.1, and has entered into it voluntarily and without coercion; (b) has been advised, and has had the opportunity, to consult with legal counsel of its choosing with respect to this Agreement and the matters contemplated hereby; (c) is entering into this Agreement based upon its own investigation and is not relying on any representations or warranties of the other Party or any other person not set forth herein; (d) has not assigned or otherwise transferred any interest in any claim which it may have against any Released Parties; and (e) acknowledges that it is entering into this Agreement with full knowledge and understanding that in exchange for the benefits to be received as described herein, it is giving up certain valuable rights that he or she may now have or may later acquire, including, but not limited to, his or her rights under the Collateral Agreements, and is fully and completely waiving any and all rights which he or she has or may have, under California Civil Code Section 1542, which states:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known to him must have materially affected his settlement with the debtor.”

6.      Effectiveness. This Agreement shall be effective on the date on which the following three (3) conditions are satisfied: (a) it has been executed and delivered by the Parties, (b) the Parties have executed and delivered that certain (i) Technical Support & Services Agreement and (ii) letter agreement (relating to the agreement by VaxGen to purchase shares of common stock of VCI held by Celltrion), each dated on even date herewith, and (c) that certain Amended and Restated Joint Venture Agreement, among VaxGen, Nexol Biotech Co., Ltd., a corporation organized under the laws of the Republic of Korea, Nexol Co., Ltd., a corporation organized under the laws of the Republic of Korea, KT&G Corporation (formerly Korea Tobacco & Ginseng Corporation), a corporation organized under the laws of the Republic of Korea, and J. Stephen & Company Ventures Ltd., a corporation organized under the laws of the Republic of Korea, is executed and delivered by the parties thereto.

7.       General Provisions.

          7.1   Notices. All notices, requests, demands, claims, and other communications permitted or required to be given under this Agreement shall be in writing. Any such notice, request, demand, claim, or other communication shall be deemed duly given and received (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service, charges prepaid, (c) one (1) business day after being sent to the recipient by facsimile transmission or electronic mail (with electronic verification of its transmission), or (d) four (4) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

(a)	If to VaxGen:

VaxGen, Inc. 1000 Marina Boulevard Brisbane, California 94005-1841 Attention: Dr. Lance K. Gordon, CEO Facsimile: (650) 624-1001 Email: lgordon@vaxgen.com

(b)	If to Celltrion:

Celltrion, Inc. 1001-5, Dongchun-Dong, Yeonsu-Gu Incheon City, 406-130, Korea Attention: Jung-Jin, Seo Facsimile: 82-32-850-5040 Email: jjseo@celltrion.com

          7.2   Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts and by facsimile signature, each of which shall be considered an original and all of which, together, shall be deemed one and the same agreement.

          7.3   Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings of the Parties with respect thereto, whether oral or written.

          7.4    Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          7.5    Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflicts of law. Any proceeding which arises out of or relates in any way to the subject matter of this Agreement shall be brought in the Superior Court of California, County of San Francisco, or the United States District Court for the Northern District of California. The Parties hereby consent to the jurisdiction of the State of California and the United States of America, and waive their right to challenge any proceeding involving or relating to this Agreement on the basis of lack of jurisdiction over the person or forum non conveniens.

          7.6    Assignment. Neither Party to this Agreement may assign this Agreement or any of its rights, interests, or obligations hereunder.

          7.7    Waiver. Any term of this Agreement or the performance thereof may only be waived in writing by the Party entitled to the benefit or performance of such term.

          7.8    Amendments. This Agreement may not be amended except in writing signed by the Parties.

          7.9    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors and permitted assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under, or by reason of, this Agreement, except as expressly provided in this Agreement.

          7.10   Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.11   Further Assurances. Each Party to this Agreement shall take all actions and execute all documents reasonably necessary to effectuate the purposes and intents of this Agreement.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

CELLTRION, INC.		VAXGEN, INC.

By:	/s/ Jung-Jin Seo	By:	/s/ Lance Gordon

	Name: Jung-Jin Seo		Name: Dr. Lance Gordon
	Title: CEO & Representative Director		Title: Chief Executive Officer